CERTIFICATE OF TRUST
                                       OF
                         GREAT SOUTHERN CAPITAL TRUST I

      THIS CERTIFICATE OF TRUST OF GREAT SOUTHERN CAPITAL TRUST I (the "Trust"), dated as of March 23, 2001, is being duly executed and filed by WILMINGTON TRUST COMPANY, a Delaware banking corporation, JOSEPH W. TURNER, REX A. COPELAND and LARRY A. LARIMORE, each an individual, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

      1. NAME. The name of the business trust formed hereby is Great Southern Capital Trust I.

      2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Department.

      3. EFFECTIVE DATE. This Certificate of Trust shall be effective on March 23, 2001.

      IN WITNESS WHEREOF, each of the undersigned, being a trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                        WILMINGTON TRUST COMPANY, as Trustee

                                        By: /s/ Anita Dallago
                                            -----------------------------------
                                        Name: Anita Dallago
                                        Title: Financial Services Officer


                                        /s/ Joseph W. Turner
                                        ---------------------------------------
                                        JOSEPH W. TURNER, as Trustee


                                        /s/ Rex A. Copeland
                                        ---------------------------------------
                                        REX A. COPELAND, as Trustee


                                        /s/ Larry A. Larimore
                                        ---------------------------------------
                                        LARRY A. LARIMORE, as Trustee